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                                                                    EXHIBIT 11.1
                                                                    ------------

                             POSITRON CORPORATION
                  STATEMENT RE: COMPUTATION OF PER SHARE LOSS
                       for the years ended December 31,
                       (in thousands, except share data)


                                                                      1995                1996
                                                                  -----------         -----------
Net loss                                                            ($5,028)            ($6,375)

                                                                  -----------         -----------

                                                                    ($5,028)            ($6,375)
                                                                  ===========         ===========

Weighted Average Shares used in computing Net Loss per Share      3,637,320           3,811,026

                                                                  ===========         ===========

Net Loss Per Share                                                   ($1.38)             ($1.67)
                                                                  ===========         ===========